Exhibit 10.2

SEVENTH AMENDMENT TO CREDIT AGREEMENT

AMENDMENT (this “Amendment”), dated as of August 11, 2017, in respect of the ABL Credit Agreement, dated as of June 10, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among Tesla, Inc. (the “Company”, and together with each Wholly-Owned Domestic Subsidiary of the Company that becomes a U.S. Borrower pursuant to the terms of the Credit Agreement, collectively, the “U.S. Borrowers”), Tesla Motors Netherlands B.V. (“Tesla B.V.”, and together with each Wholly-Owned Dutch Subsidiary of Tesla B.V. that becomes a Dutch Borrower pursuant to the terms of the Credit Agreement, collectively, the “Dutch Borrowers”; and the Dutch Borrowers, together with the U.S. Borrowers, collectively, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), Deutsche Bank AG New York Branch, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) and as Collateral Agent, and the other agents party thereto.

RECITALS:

WHEREAS, the Company has requested an amendment to the Credit Agreement;

WHEREAS, pursuant to Section 13.12 of the Credit Agreement, the Credit Agreement may be amended with the written consent of the Required Lenders and each Credit Party thereto; and

WHEREAS, the parties now wish to amend the Credit Agreement in certain respects.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

Section 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein (including in the recitals above) has the meaning assigned to such term in the Credit Agreement.

Section 2. Amendments.

2.1     Amendment to Section 1.01 of the Credit Agreement. The following term shall be added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“SolarCity Guarantee” shall have the meaning provided in Section 10.14(b).

2.2     Amendment to definition of Permitted Ratio Indebtedness.  The definition of Permitted Ratio Indebtedness in Section 1.01 of the Credit Agreement shall be amended to insert “(which Indebtedness may be guaranteed pursuant to a SolarCity Guarantee)” immediately after the phrase “the Company and its Subsidiaries”.

2.3     Amendment to Section 10.04(n) of the Credit Agreement.  Section 10.04(n) of the Credit Agreement shall be amended and restated in its entirety as follows:

“(n)     Indebtedness of any Credit Party (which Indebtedness may be (A) (a) unsecured or (b) to the extent permitted below in this clause (n), secured by a Lien on the Collateral (including any Permitted Additional Secured Indebtedness Priority Collateral that will become Collateral) and (B)

guaranteed (other than in respect of Additional Convertible Notes) on a like basis by the other Credit Parties or pursuant to any SolarCity Guarantee), if at the time of issuance or incurrence (i) no Default or Event of Default then exists or would result therefrom, (ii) such Indebtedness does not have a scheduled maturity earlier than six months after the Final Maturity Date in effect at the time of issuance or incurrence of such Indebtedness (other than an earlier maturity date for customary fundamental change, make-whole fundamental change, change of control or other similar event risk provisions or customary bridge financings which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for a maturity date earlier than six months after such Final Maturity Date), provided that for the avoidance of doubt, any provision of Permitted Convertible Notes providing for Net Share Settlement thereof shall not cause the Permitted Convertible Notes to fail to satisfy the provisions of this clause (ii), (iii) such Indebtedness does not have any mandatory redemption, prepayment, amortization, sinking fund or similar obligations prior to such Final Maturity Date (other than pursuant to (x) fundamental change, make-whole fundamental change, change of control or other similar event risk provisions and, in the case of term loans or senior notes that are not convertible into Equity Interests only, customary asset sale (or casualty or condemnation event), extraordinary receipts and/or (solely in the case of term loans) excess cash flow offer or repayment provisions and, in the case of any customary bridge financing, prepayments of such bridge financing from the issuance of equity or other Indebtedness permitted hereunder which meets the requirements of this definition and customary asset sale (or casualty or condemnation event) repayment provisions, and (y) in the case of term loans, nominal amortization requirements not to exceed 1% per annum of the initial aggregate principal amount of such Indebtedness), provided that for the avoidance of doubt, any provision of Permitted Convertible Notes providing for Net Share Settlement thereof shall not cause the Permitted Convertible Notes to fail to satisfy the provisions of this clause (iii), (iv) the covenants and events of default set forth in the applicable Permitted Additional Indebtedness Documents are no more restrictive, taken as a whole, than the covenants and events of default set forth in this Agreement (as determined by the Company in good faith); except for (x) provisions applicable only to periods after the Final Maturity Date in effect at the time of effectiveness of the applicable Permitted Additional Indebtedness Documents and (y) provisions related to any equity provisions of such Indebtedness; provided that, any such covenants and events of default may apply to the Company and its subsidiaries (including SolarCity and its subsidiaries) without causing such covenants and events of default to fail to satisfy the provisions of this clause (iv); (v) to the extent such Indebtedness is subordinated, the terms of such Indebtedness provide for customary payment or lien subordination, as applicable, to the Obligations as reasonably determined by the Administrative Agent in good faith, (vi) if such Indebtedness is secured, (x) it shall not be secured by any assets or property other than Collateral securing the Obligations including any assets or property of the Credit Parties that are not covered by the Security Documents on the Effective Date but which will secure the Obligations from and after the issuance of such Indebtedness as contemplated by Section 9.12(e), (y) at the time of the entering into of any such Indebtedness, an Intercreditor Agreement shall have been entered into and shall be in full force and effect and the Credit Parties shall have complied with their obligations under Section 9.12(e), and (z) the Intercreditor Agreement shall provide, inter alia, that the Collateral Agent, for the benefit of the Secured Creditors, shall retain a First Priority Lien on the ABL Priority Collateral and shall have a Second Priority Lien on the Permitted Additional Secured Indebtedness Priority Collateral and (vii) such Indebtedness shall either (x) at the time of incurrence constitute Permitted Ratio Indebtedness (provided that the aggregate amount of Basket-Related Permitted Indebtedness outstanding at any time pursuant to this clause (n) or Section 10.04(d) shall not exceed $2,000,000,000) or (y) be in an aggregate principal amount, together with Indebtedness incurred and outstanding pursuant to Section 10.04(o), not to exceed $1,000,000,000 at any time outstanding; provided, however, the requirements of the preceding clause (vii) shall not apply to any Indebtedness incurred or issued pursuant to this clause (n) if such Indebtedness is exchanged for or 100% of the net cash proceeds therefrom are applied to repay, repurchase, redeem or defease any then outstanding Ratio-Related Permitted Indebtedness contemporaneously with the incurrence or issuance of such Indebtedness (all unsecured Indebtedness incurred or issued under this clause (n) is referred to as “Permitted Additional

Unsecured Indebtedness” and all secured Indebtedness incurred or issued under this clause (n) is referred to as “Permitted Additional Secured Indebtedness”);”

2.4.     Amendment to Section 10.14(a) of the Credit Agreement.  Section 10.14(a) of the Credit Agreement shall be amended and restated in its entirety as follows:

“(a)  the Company and its Subsidiaries shall not (subject to the Consent Letter) guarantee or otherwise become directly liable for any Indebtedness of SolarCity or any of its Subsidiaries (it being understood and agreed that a guarantee by a Subsidiary of Indebtedness of the Company and/or its Subsidiaries that is also guaranteed by a SolarCity Guarantee shall not be restricted by this Section 10.14(a));”

2.5     Amendment to Section 10.14(b) of the Credit Agreement. Section 10.14(b) of the Credit Agreement shall be amended and restated in its entirety as follows:

“(b) the Company and its Subsidiaries shall not permit SolarCity or any of its Subsidiaries to guarantee or otherwise become directly liable for Indebtedness of the Company or its Subsidiaries; provided that SolarCity and its Subsidiaries may guarantee or otherwise become directly liable for Indebtedness of the Company or its Subsidiaries (a “SolarCity Guarantee”) so long as each Person providing a SolarCity Guarantee guarantees the Guaranteed Obligations (as defined in the U.S. Guaranty) on terms no less favorable to the Lenders (as determined by the Company in good faith) than the terms of such SolarCity Guarantee are to the holders of the applicable Indebtedness;”

2.6.     Amendment to Section 10.14(c) of the Credit Agreement. Section 10.14(c) of the Credit Agreement shall be amended by (i) deleting the word “and” at the end of clause (ii) thereof, (ii) deleting the period at the end of clause (iii) thereof and replacing it with “;”, and (iv) immediately after clause (iii), adding new clauses (iv) and (v) reading in their entirety as follows:

“(iv)  Indebtedness pursuant to any SolarCity Guarantee; and

(v) any guarantee of the Guaranteed Obligations (as defined in the U.S. Guaranty); and”

2.7     Amendment to Section 10.14 of the Credit Agreement. Section 10.14 of the Credit Agreement shall be amended by adding the following new clause (d) at the end thereof:

“(d) the Company and its Subsidiaries shall not permit SolarCity or any of its Subsidiaries to pledge any assets to secure any Indebtedness of the Company or its Subsidiaries or any guarantee or liability of SolarCity or any of its Subsidiaries in respect thereof.”

Section 3. Conditions. This Amendment shall become effective on the date on which the following conditions precedent have been satisfied or waived (the date on which such conditions shall have been so satisfied or waived, the “Amendment Effective Date”):

(a) The Administrative Agent shall have received a counterpart of this Amendment, executed and delivered by the Credit Parties, the Administrative Agent and the Required Lenders.

(b) Each of the representations and warranties made by the Credit Parties in or pursuant to the Credit Agreement or in or pursuant to the other Credit Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified or subject to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects) on and as of the Amendment Effective Date as if made on and as of such date except for such representations and warranties expressly stated to be made as of an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c) No Default or Event of Default shall exist on the Amendment Effective Date.

(d) The Administrative Agent shall have received an officer’s certificate from an Authorized Officer of the Company and dated as of the Amendment Effective Date, certifying that each condition set forth in Sections 3(b) and (c) hereof have been satisfied on and as of the Amendment Effective Date.

Section 4.  Representations and Warranties, etc.  The Borrowers hereby confirm, reaffirm and restate that each of the representations and warranties made by any Credit Party in the Credit Documents is true and correct in all material respects on and as of the Amendment Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects).  The Borrowers represent and warrant that, immediately after giving effect to the occurrence of the Amendment Effective Date, no Default or Event of Default has occurred and is continuing.  The Borrowers represent and warrant that each Credit Party (i) has the Business power and authority to execute, deliver and perform the terms and provisions of this Amendment and has taken all necessary Business action to authorize the execution, delivery and performance by such Credit Party thereof and (ii) has duly executed and delivered this Amendment, and that this Amendment constitutes a legal, valid and binding obligation of the Borrowers enforceable against each Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 5. Reaffirmation. Each Guarantor and each Credit Party hereby agrees that (i) all of its Obligations under the Credit Documents shall remain in full force and effect on a continuous basis after giving effect to this Amendment and (ii) each Credit Document is ratified and affirmed in all respects.

Section 6. Governing Law. This Amendment and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflicts of law principles that would result in the application of any law other than the law of the State of New York).

Section 7. Effect of This Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.

Section 8. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.

Section 9. Miscellaneous. This Amendment shall constitute a Credit Document for all purposes of the Credit Agreement. The Borrowers shall pay all reasonable fees, costs and expenses of the Administrative Agent incurred in connection with the negotiation, preparation and execution of this Amendment and the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

TESLA, INC.

By:	/s/ Deepak Ahuja
Name:	Deepak Ahuja
Title:	Chief Financial Officer

TESLA MOTORS NETHERLANDS B.V.

By:	/s/ Marc Cerda
Name:	Marc Cerda
Title:	Managing Director

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, Collateral Agent, Swingline Lender and a Lender

By:	/s/ Mary Kay Coyle
Name:	Mary Kay Coyle
Title:	Managing Director

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Managing Director

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ David Cirigliano
Name:	David Cirigliano
Title:	Authorized Signatory

BARCLAYS BANK PLC, as a Lender

By:	/s/ Christopher M. Aitkin
Name:	Christopher M. Aitkin
Title:	Assistant Vice President

CITIBANK, N.A., as an Issuing Lender and a Lender

By:	/s/ David G. Foster
Name:	David G. Foster
Title:	Vice President

[Seventh Amendment – Signature Page]

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/ Brian Rossi
Name:	Brian Rossi
Title:	Vice President

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Brian Rossi
Name:	Brian Rossi
Title:	Vice President

Bank of America, N.A., as an Issuing Lender and a Lender

By:	/s/ Robert M. Dalton
Name:	Robert M. Dalton
Title:	Senior Vice President

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Edward D. Herko
Name:	Edward D. Herko
Title:	Authorized Signatory

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Vipul Dhadda
Name:	Vipul Dhadda
Title:	Authorized Signatory

By:	/s/ Joan Park
Name:	Joan Park
Title:	Authorized Signatory

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Krista Mize
Name:	Krista Mize
Title:	Authorized Signatory

[Seventh Amendment – Signature Page]